Exhibit 99.2

Second Quarter 2021 Financial Results Presentation August 5, 2021

Cautionary Statement Regarding Forward-Looking Information, Comment on Regulation G and Other Information

This document and the remarks made within this presentation may include, and officers and representatives of American International Group, Inc. (AIG) may from time to time make and discuss, projections, goals, assumptions and statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only a belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG's control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as "will," "believe," "anticipate," "expect," "intend," "plan," "focused on achieving," "view," "target," "goal" or "estimate." These projections, goals, assumptions and statements may relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, the effect of catastrophes, such as the COVID-19 crisis, and macroeconomic events, anticipated dispositions, monetization and/or acquisitions of businesses or assets, or successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results. It is possible that AIG's actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG's actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include: AIG's ability to successfully separate the Life and Retirement business from AIG and the impact any separation may have on AIG, its businesses, employees, contracts and customers; AIG's ability to close the transactions announced as part of a strategic partnership with Blackstone; changes in market and industry conditions, including the significant global economic downturn, volatility in financial and capital markets, fluctuations in interest rates, prolonged economic recovery and disruptions to AIG's operations driven by COVID-19 and responses thereto, including new or changed governmental policy and regulatory actions; the occurrence of catastrophic events, both natural and man-made, including COVID-19, other pandemics, civil unrest and the effects of climate change; the adverse impact of COVID-19, including with respect to AIG's business, financial condition and results of operations; AIG's ability to effectively execute on AIG 200 transformational programs designed to achieve underwriting excellence, modernization of AIG's operating infrastructure, enhanced user and customer experiences and unification of AIG; the impact of potential information technology, cybersecurity or data security breaches, including as a result of cyber-attacks or security vulnerabilities, the likelihood of which may increase due to extended remote business operations as a result of COVID-19; disruptions in the availability of AIG's electronic data systems or those of third parties; actions by rating agencies with respect to our credit and financial strength ratings; AIG's ability to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses; changes to the valuation of AIG's investments; changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill; availability and affordability of reinsurance; the effectiveness of our risk management policies and procedures, including with respect to our business continuity and disaster recovery plans; nonperformance or defaults by counterparties, including Fortitude Reinsurance Company Ltd. (Fortitude Re); changes in judgments concerning potential cost-saving opportunities; concentrations in AIG's investment portfolios; changes to our sources of or access to liquidity; changes in judgments or assumptions concerning insurance underwriting and insurance liabilities; the effectiveness of strategies to recruit and retain key personnel and to implement effective succession plans; the requirements, which may change from time to time, of the global regulatory framework to which AIG is subject; significant legal, regulatory or governmental proceedings; and such other factors discussed in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in AIG's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 (which will be filed with the Securities and Exchange Commission), Part I, Item 2. MD&A of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, and Part I, Item 1A. Risk Factors and Part II, Item 7. MD&A in AIG's Annual Report on Form 10-K for the year ended December 31, 2020. AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

On October 26, 2020, AIG announced its intention to separate the Life and Retirement business from AIG. This document and the remarks made within this presentation are not an offer to sell, or a solicitation of an offer to buy any securities. On July 14, 2021, AIG and Blackstone announced a strategic partnership including three components: (1) Blackstone agreed to purchase a 9.9% equity stake in Life & Retirement for $2.2B in cash, (2) a strategic asset management relationship for a portion of Life & Retirement's investment portfolio; and (3) the sale of certain Affordable Housing assets to Blackstone Real Estate Income Trust, Inc. for $5.1B in cash.

This document and the remarks made orally may also contain certain financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP). The reconciliation of such measures to the most comparable GAAP measures in accordance with Regulation G is included in the earnings release and Second Quarter 2021 Financial Supplement available in the Investor Information section of AIG's corporate website, www.aig.com, as well as in the Appendix to this presentation.

Note: Amounts presented may not foot due to rounding.

AIG

2

2Q21 results reflect exceptional top-line growth in General Insurance as well as improved profitability in both General Insurance and Life and Retirement

2Q21 Financial Results	▪ Adjusted after-tax income attributable to AIG common shareholders (AATI)* was $1.3B, or $1.52 per diluted common share, compared to $561M, or $0.64 per diluted common share, in 2Q20 ▪ Net income attributable to AIG common shareholders was $91M, or $0.11 per diluted common share, compared to a net loss of $7.9B, or $9.15 per common share, in 2Q20; the increase was primarily due to a $6.7B after-tax loss from the sale and deconsolidation of Fortitude Group Holdings, LLC (Fortitude) in 2Q20, lower net realized losses, higher net investment income (NII), and strong General Insurance underwriting results, including significantly lower catastrophe losses, net of reinsurance and reinstatement premiums (CATs) ▪ Return on common equity (ROCE) and Adjusted ROCE* were 0.6% and 10.5%, respectively, on an annualized basis for 2Q21 ▪ As of June 30, 2021, book value per common share was $76.73, an increase of 0.4% from December 31, 2020. Adjusted book value per common share* was $60.07, an increase of 5.4% from December 31, 2020. Adjusted tangible book value per common share* was $54.24, an increase of 6.0% from December 31, 2020 ▪ Total NII on an adjusted pre-tax income (APTI) basis* of $3.2B was flat compared to 2Q20; 2Q20 included $378M related to two months of investment income on Fortitude assets prior to deconsolidation. Excluding the NII on an APTI basis* associated with Fortitude in 2Q20, 2Q21 total NII on an APTI basis* increased 13%, or $362M, reflecting higher private equity returns
General Insurance	▪ General Insurance net premiums written (NPW) increased by 24% from 2Q20 (20% on a constant dollar basis) driven by 16% growth in Global Commercial Lines and 45% growth in Global Personal Insurance as a result of the creation of Syndicate 2019 and the cessions placed on AIG's private client group (PCG) business in 2Q20 ▪ General Insurance APTI of $1.2B reflects strong underwriting results and higher NII; the combined ratio was 92.5, a 13.5 pt improvement from 2Q20, primarily due to improvements in both the loss and expense ratios and lower CATs ▪ Accident Year Combined Ratio (AYCR), as adjusted*, of 91.1, a 3.8 pt improvement from 2Q20; the 59.9 accident year loss ratio as adjusted* (AYLR), and 31.2 expense ratio improved 1.6 pts and 2.2 pts, respectively, demonstrating continued underwriting improvement and expense discipline – Commercial Lines continued to show strong improvement in both North America (NA) (with an AYCR, as adjusted, down 6.2 pts) and International (with an AYCR, as adjusted, down 3.7 pts) due to improved business mix and top-line growth along with strong rate improvement – NA Personal Insurance AYCR, as adjusted, decreased 4.7 pts to 100.1 compared to 2Q20 due to changes in business mix driven by AIG's PCG business related to Syndicate 2019 and rebound in travel activity from depressed levels in 2Q20
Life and Retirement	▪ 2Q21 APTI of $1.1B (up 26%) primarily driven by strong NII and improved market conditions ▪ Annualized return on adjusted segment common equity* of 16.4% ▪ On July 14, 2021, AIG announced a strategic partnership with The Blackstone Group (Blackstone), whereby Blackstone agreed to purchase a 9.9% equity stake in Life & Retirement business for $2.2B as well as entering into a long-term strategic asset management relationship to manage specified Life & Retirement general account assets in the future and agreed to acquire Life and Retirement's interests in a U.S. affordable housing portfolio for approximately $5.1B. These transactions demonstrate our commitment to an IPO as the next step in the Life and Retirement separation
Capital Management	▪ $7.2B AIG Parent liquidity at June 30, 2021, was down from $7.9B at March 31, 2021, principally reflecting prepayment to the U.S. Treasury in connection with certain proposed settlement agreements; in addition to debt tenders, and share repurchases completed in the quarter ▪ On August 5, 2021, the AIG Board of Directors increased the share repurchase authorization to $6.0B, including approximately $0.9B that remained under the previous authorization; in 2Q21 AIG repurchased $230M of Common Stock (~5M shares) ▪ Total debt and preferred stock leverage was 27.0% at June 30, 2021

AIG

* Refers to financial measure not calculated in accordance with generally accepted accounting principles (Non-GAAP); definitions and abbreviations of Non-GAAP measures and reconciliations to their closest GAAP measures can be found in this presentation under the heading Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations.

3

APTI of $1.7B reflects strong General Insurance underwriting results and premium growth, significantly lower CATs, and 26% growth in Life & Retirement APTI

($M, except per common share amounts)	2Q20	2Q21	Variances
Adjusted Pre-tax Income (Loss):			
General Insurance	$175	$1,194	$1,019
Life and Retirement	895	1,124	229
Other Operations[1]	(279)	(610)	(331)
Total adjusted pre-tax income	**$791**	**$1,708**	**$917**
AATI attributable to AIG common shareholders	**$561**	**$1,331**	**$770**
AATI per diluted share attributable to AIG common shareholders	**$0.64**	**$1.52**	**$0.88**
Net income (loss) attributable to AIG common shareholders	**($7,936)**	**$91**	**$8,027**
Total adjusted return on common equity	**4.5%**	**10.5%**	**6.0 pts**
General Insurance Underwriting Ratios:			B/(W)
Loss ratio	72.6%	61.3%	11.3 pts
Less: impact on loss ratio			
Catastrophe losses and reinstatement premiums	(11.9%)	(2.1%)	9.8 pts
Prior year development (PYD)	0.8%	0.7%	(0.1) pts
Accident year loss ratio, as adjusted	**61.5%**	**59.9%**	**1.6 pts**
Expense ratio	33.4%	31.2%	2.2 pts
Combined ratio	**106.0%**	**92.5%**	**13.5 pts**
Accident year combined ratio (AYCR), as adjusted	**94.9%**	**91.1%**	**3.8 pts**

Key Takeaways

- General Insurance APTI of $1.2B reflects strong underwriting results and higher NII; the combined ratio was 92.5, a 13.5 pt improvement from 2Q20 benefitting from significantly lower CATs as well as continued underwriting improvement and expense discipline
- Life and Retirement reported APTI of $1.1B for 2Q21, up 26% from $895M in 2Q20, due to favorable impacts from equity market performance driving higher alternative investment returns, principally in private equities, and higher fee income; partially offset by higher deferred policy acquisition costs and sales inducement assets amortization and reserves. Additionally, 2Q21 had lower favorable short-run impacts from interest rates and credit spreads as 2Q20 included a large yield enhancement while 2Q21 included higher call and tender income and commercial mortgage loan prepayments. Life Insurance APTI of $20M, up $18M from $2M in 2Q20 is driven, in part, due to lower COVID-19 mortality in 2Q21
- Other Operations adjusted pre-tax loss (APTL) was $610M in 2Q21, including $94M of reductions from consolidation and eliminations, compared to APTL of $279M, including $53M of additions from consolidation and eliminations, in 2Q20. The increase in consolidation and eliminations APTL reflects the impact of consolidated investment entities. Before consolidation and eliminations, the increase in APTL primarily reflects the impact of Fortitude, which was sold and deconsolidated in 2Q20 and had APTI of $96M in 2Q20. Additionally, 2Q21 results also includes net unfavorable PYD of $65M, primarily related to Blackboard and other run-off businesses, and increased incentive program accrual to reflect strong performance to date

1) Other Operations is primarily comprised of corporate, our institutional asset management business and consolidation and eliminations.

AIG

4

2Q20 and 2Q21 noteworthy items

($M, except per share amounts)	2Q20 Pre-tax	2Q20 After-tax[1]	2Q20 EPS – diluted[2]	2Q21 Pre-tax	2Q21 After-tax[1]	2Q21 EPS – diluted[2]
CATs excluding General Insurance COVID-19[3]	$216	$171	$0.20	$120	$95	$0.11
General Insurance COVID-19 CATs	458	362	0.42	-	-	-
Reinstatement premiums related to catastrophes	20	16	0.02	20	16	0.02
Favorable (unfavorable) prior year development[4]	76	60	0.07	(14)	(11)	(0.01)
Investment performance:						
Better/(worse) than expected alternative investment returns – consolidated[5,6]	(197)	(156)	(0.18)	453	358	0.41
Better/(worse) than expected fair value changes on fixed maturity securities – other accounted under fair value option (FVO)[5]	305	241	0.28	4	3	0.00

1) Computed using a U.S. statutory tax rate of 21%.
2) Computed using weighted average diluted shares on an operating basis, which is provided on page 7 of the 2Q21 Financial Supplement.
3) 2Q21 includes $118M of CATs, pre-tax in General Insurance and $2M of CATs, pre-tax in Other Operations related to Blackboard.
4) 2Q21 includes $51M of favorable PYD, pre-tax in General Insurance and $65M of unfavorable PYD, pre-tax in Other Operations primarily related to Blackboard.
5) The annualized expected rate of return for both 2Q20 and 2Q21 is 6% for alternative investments and 4% for FVO fixed maturity securities, respectively, pre-tax.
6) Presented on a consolidated AIG basis, which consists of GI, L&R and Other Operations, including consolidation and eliminations.

AIG

5

Gross investment income (GII), APTI basis*, excluding the impact of Fortitude Funds Withheld Assets, in 2Q20[1] increased $332M or 11%

Invested Assets & Gross Investment Income, APTI Basis

$B	2Q21 Invested Assets: Interest and Dividends	Alternatives	All Other
General Insurance	$80.1	$5.3	$1.9
Life & Retirement	$190.2	$4.5	$4.6
Other Operations	$7.1	($1.0)	$7.9
Total AIG	**$277.4**	**$8.8**	**$14.4**



Gross Investment Income, APTI basis ($M)
2Q20
($68)
$593
$54
$579
2Q21
$553
$216
$10
$779
2Q20
($47)
$2,085
$138
$2,176
2Q21
$2,032
$325
$85
$2,442
2Q20
$295
$29
$258
$582
2Q21
($24)
$38
$51
$66
2Q20
($86)
($18)
$2,973
$450
$3,319
2Q21
(14)
$2,561
$579
$146
$3,273
Interest & dividends
Alternative investments
All other
Other adjustments2

2Q20 and 2Q21 Annualized Investment Yields



Fixed Maturities3
3.15%
2.84%
4.55%
4.31%
4.09%
3.77%
General Insurance
Life & Retirement
Consolidated AIG
2Q20
2Q21



Alternative Investments4
Total Alternative Investments
16.31%
(5.82%)
31.00%
(6.48%)
28.44%
(4.50%)
General Insurance
Life & Retirement
Consolidated AIG
Consolidated AIG Hedge Funds & Private Equity
33.26%
21.02%
27.19%
(21.20%)
Hedge Funds
Private Equity
2Q20
2Q21

* Refers to financial measure not calculated in accordance with generally accepted accounting principles (Non-GAAP); definitions and abbreviations of Non-GAAP measures and reconciliations to their closest GAAP measures can be found in this presentation under the heading Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations.

1) GII, APTI basis decreased $46M reflecting the impact of Fortitude Funds Withheld Assets in the prior year quarter of $378M, related to two months of investment income prior to close of transaction on June 2, 2020. Excluding the impact of Fortitude, GII was $2,941M in 2Q20.
2) Other adjustments include net realized gains related to economic hedges and other.
3) Interest and dividends include amounts related to commercial mortgage loan prepayments and call and tender income; Life and Retirement annualized yields include yield on collateral related to hedging program.
4) Alternative investment income includes income on hedge funds, private equity funds and affordable housing partnerships.

AIG

6

61.5% 59.9% 20.0% 19.1% 13.4% 12.1% 2Q20 2Q21 AYLR, As Adj. Acq. Ratio GOE Ratio $(150) $501 $1,627 $1,642 2Q20 2Q21 61.5% 59.9% 20.0% 19.1% 13.4% 12.1% - 0.8% - 0.7% 11.9% 2.1% 2Q20 2Q21 AYLR, As Adj. Acq. Ratio GOE Ratio PYD Ratio CAT Ratio 1) 2Q20 includes Non - COVID - 19 CATs of $216M and COVID - 19 CATs of $458M, pre - tax. General Insurance: Global Commercial Lines and Personal Insurance NPW grew +16% and +45%, respectively; AYCR, as adjusted improved by 3.8 pts in 2Q21 Net Premiums Written (NPW) ($M) Calendar Year Combined Ratios (CYCR) Accident Year Combined Ratio (AYCR), as adjusted 106.0% AYCR, as adjusted, improved 3.8 pts ($M) 2Q20 2Q21 Net premiums written $5,549 $6,860 Net premiums earned $5,737 $6,215 Loss and loss adjustment expense 4,167 3,810 Acquisition expenses 1,147 1,189 General operating expenses 766 753 Underwriting income (loss) ($343) $463 Net investment income $518 $731 Adjusted pre - tax income $175 $1,194 Note: Impact of CATs 1 , pre - tax ($674) ($118) 7 92.5% $2,303 $2,655 $1,769 $2,062 2Q20 2Q21 $4,072 $4,717 $1,477 $ 2,143 $824 $369 $1,637 $1,542 4Q19 4Q20 North America International Global Commercial Lines Global Personal Insurance 94.9% 91.1%

General Insurance: Strong NPW growth in North America Commercial Lines and Personal Insurance along with continued strong underwriting margin improvement

($M)	2Q20	2Q21
Net premiums written	**$2,153**	**$3,156**
Commercial Lines	2,303	2,655
Personal Insurance	(150)	501
Net premiums earned	**$2,474**	**$2,685**
Commercial Lines	2,084	2,318
Personal Insurance	390	367
Underwriting income (loss)	**($439)**	**$169**
Commercial Lines	(405)	162
Personal Insurance	(34)	7
Note: Impact of CATs, pre-tax	**($497)**	**($70)**

Key Takeaways:

- NA Commercial Lines NPW grew 15% from 2Q20 reflecting continued rate increases, improved retention, and higher new business volumes as well as reductions in reinsurance cessions
- NA Personal Insurance NPW growth reflects the combined impact of the creation of Syndicate 2019 and cessions placed on AIG's PCG business in 2Q20 as well as growth in Travel and Warranty business driven by a rebound in travel activity and increased consumer spending
- NA Commercial Lines AYCR, as adjusted, improved 6.2 pts reflecting the impact of rate increases and improving risk selection and business mix
- NA Personal Insurance AYCR, as adjusted, improved 4.7 pts to 100.1% compared to 2Q20 due to changes in business mix driven by changes to AIG's PCG business and rebound in travel activity and increased consumer spending
- CATs of $70M primarily related to windstorms and hailstorms improved vs. $497M in 2Q20
- Favorable PYD of $58M with $39M in Commercial Lines and $19M in Personal Insurance; PYD includes $49M of favorable amortization from the adverse development cover (ADC)



North America Combined Ratios
Total
Commercial Lines
Personal Insurance
117.8%
20.2%
(1.0%)
98.6%
12.0%
16.1%
70.5%
93.7%
2.9%
(1.6%)
92.4%
10.6%
15.7%
66.1%
AYCR, as adjusted, improved 6.2 pts
AYLR, as adjusted, improved 4.4 pts
119.4%
23.4%
(1.4%)
97.4%
11.2%
14.1%
72.1%
93.0%
2.9%
(1.1%)
91.2%
9.1%
15.1%
67.0%
AYCR, as adjusted, improved 6.2 pts
AYLR, as adjusted, improved 5.1 pts
108.7%
2.6%
1.3%
104.8%
16.4%
26.7%
61.7%
98.1%
3.0%
(5.0%)
100.1%
19.9%
19.3%
60.9%
AYCR, as adjusted, improved 4.7 pts
2Q20
2Q21
2Q20
2Q21
2Q20
2Q21
CYCR
CAT Ratio
PYD Ratio
AYCR, As adjusted
GOE Ratio
Acquisition Ratio
AYLR, As adjusted

AIG

8

General Insurance: Strong International Commercial Lines NPW growth of +17% along with 1.9 pts of total AYCR, as adjusted improvement

($M)	2Q20	2Q21
Net premiums written	**$3,396**	**$3,704**
Commercial Lines	1,769	2,062
Personal Insurance	1,627	1,642
Net premiums earned	**$3,263**	**$3,530**
Commercial Lines	1,685	1,945
Personal Insurance	1,578	1,585
Underwriting income	**$96**	**$294**
Commercial Lines	7	218
Personal Insurance	89	76
Note: Impact of CATs, pre-tax	**($177)**	**($48)**

Key Takeaways:

- International Commercial Lines NPW grew 17% (10% on a constant dollar basis) from 2Q20 reflecting continued rate increases, improved retention and strong growth in new business across most lines
- International Personal Insurance NPW grew 1% (down 2% on a constant dollar basis) compared to 2Q20, due to the impact of COVID-19, primarily in Accident & Health and Personal Auto, as well as Personal Property remediation, partially offset by growth in Warranty business
- International Commercial Lines AYCR, as adjusted, improved 3.7 pts due to enhanced risk selection along with rate increases, particularly Global Specialty and Property, supported by expense discipline
- International Personal Insurance AYCR, as adjusted, deteriorated 0.5 pts due to higher Personal Lines Property losses, mitigated by expense discipline
- CATs of $48M primarily related to winter storms improved vs. $177M in 2Q20
- Unfavorable PYD of $7M with $13M unfavorable PYD in Commercial Lines offset by $6M favorable PYD in Personal Insurance



International Combined Ratios
Total
Commercial Lines
Personal Insurance
97.1%
5.7%
(0.7%)
92.1%
14.4%
23.0%
54.7%
AYCR, as adjusted, improved 1.9 pts
91.8%
1.5%
0.1%
90.2%
13.3%
21.8%
55.1%
99.5%
11.4%
(2.5%)
90.6%
14.1%
19.3%
57.2%
AYCR, as adjusted, improved 3.7 pts
AYLR, as adjusted, improved 1.2 pts
88.7%
1.4%
0.4%
86.9%
12.3%
18.6%
56.0%
94.3%
(0.4%)
1.2%
93.5%
14.6%
26.8%
52.1%
95.2%
1.6%
(0.4%)
94.0%
14.4%
25.6%
54.0%
2Q20
2Q21
2Q20
2Q21
2Q20
2Q21
CYCR
CAT Ratio
PYD Ratio
AYCR, As adjusted
GOE Ratio
Acquisition Ratio
AYLR, As adjusted

9

$1,794 $3,978 $1,670 $2,255 $1,119 $1,161 $1,135 $1,641 $5,718 $9,035 2Q20 2Q21 $549 $617 $214 $347 $2 $20 $130 $140 $895 $1,124 2Q20 2Q21 10 Life and Retirement: Strong results across all segments largely due to favorable capital markets conditions Adjusted Pre - Tax Income (APTI) ($M) Premiums and Deposits ($M) Key Highlights: 2Q21 vs 2Q20 ▪ APTI reflects growth primarily arising from: ‒ Favorable equity market impacts resulting in higher alternative investment returns, mainly driven by strong private equity performance, and higher fee income, partially offset by higher DAC / SI amortization and higher Variable Annuity reserves as market returns in prior year quarter were stronger than positive market returns in current year quarter ‒ Lower favorable impacts from interest rates and credit spreads as 2Q20 includes a large yield enhancement whereas 2Q21 includes lower income from fair value option bonds in the quarter, offset by higher income from calls / tenders and commercial mortgage loan prepayments ▪ Adverse COVID - 19 mortality, however substantially lower than 1Q21 and 2Q20 ▪ Premiums and deposits benefitted from improved Variable and Index Annuity sales combined with higher PRT 1 sales and GIC 2 issuance. 2Q20 premiums and deposits impacted by COVID shutdown 1) PRT is defined as Pension Risk Transfer. 2) GIC is defined as Guaranteed Investment Contracts. Return on adjusted segment common equity (annualized) 13.5% 16.4% 2.9 pts 2Q20 2Q21 Institutional Markets Life Insurance Individual Retirement Group Retirement 2Q20 2Q21 Variance Return on alternative investments (47)$ 325$ 372$ Other yield enhancements 245$ 151$ (94)$ Includes: Fair value changes on Fixed Maturity Securities - Other accounted under FVO 43$ 9$ (34)$ All other yield enhancements 202$ 142$ (60)$ +26% or +$229M +58% or +$3,317M Noteworthy Items ($M)

Life and Retirement: Strong growth arising from favorable capital markets conditions

Individual Retirement[1]

Premiums and Deposits ($M)	Net Flows ($M)	Assets Under Administration ($B)	APTI ($M)
$3,978 (+122% vs. 2Q20)	($77) n.m.	$ 166.1 (+7% vs. 2Q20)	$617 (+12% vs. 2Q20)

Base Net Investment Spread



1.55%
1.37%
1.44%
2.54%
2.52%
2.64%
Fixed Annuities
Variable and Index Annuities

Total Net Investment Spread



1.61%
2.01%
2.21%
2.75%
3.32%
3.29%
Fixed Annuities
Variable and Index Annuities

2Q20 1Q21 2Q21

2Q21 vs 2Q20 APTI reflects

Favorable impacts from:

- Equity markets resulting in higher alternative investment income, mainly from private equity and higher fee income, partially offset by higher DAC / SI amortization and Variable Annuity reserves as market returns in the prior year quarter were stronger than the positive market returns in current year quarter
- Total net investment spreads

Unfavorable impacts from:

- Base net investment spread compression

Other Key Metrics

Favorable impacts from:

- Growth of assets under administration

Group Retirement

Premiums and Deposits ($M)	Net Flows ($M)	Assets Under Administration ($B)	APTI ($M)
$2,255 (+35% vs. 2Q20)	($229) n.m.	$ 137.8 (+19% vs. 2Q20)	$347 (+62% vs. 2Q20)

Base Net Investment Spread



1.63%
1.48%
1.56%

Total Net Investment Spread



1.92%
2.37%
2.37%

2Q20 1Q21 2Q21

2Q21 vs 2Q20 APTI reflects

Favorable impacts from:

- Equity markets resulting in higher alternative investment income, mainly due to private equity and higher fee income
- Total net investment spreads

Unfavorable impacts from:

- Base net investment spread compression

Other Key Metrics

Favorable impacts from:

- Growth of assets under administration

AIG

1) Includes Retail Mutual Funds.

11

Life and Retirement: Strong growth arising from favorable capital markets conditions; adverse COVID-19 mortality in Life Insurance

Life Insurance

New Business Sales ($M)	Premiums and Deposits ($M)	APTI ($M)
$125 (-7% vs. 2Q20)	$1,161 (+4% vs. 2Q20)	$20 n.m.

New Business Sales Mix



51%
49%
2Q20
48%
52%
2Q21
Domestic (U.S.)
International

2Q21 vs 2Q20 APTI reflects

Favorable impacts from:

- Equity markets resulting in higher alternative investment income, mainly due to private equity

Other Key Metrics

Positive impacts from:

- Premiums and deposits continue to grow resulting from higher international life sales

Unfavorable impacts from:

- Adverse COVID-19 mortality, however substantially lower than 1Q21 and 2Q20

Institutional Markets

($M)	
APTI	$140 (+8% vs. 2Q20)

Premiums and Deposits ($M)



$1,135
$6
$1,035
$95
$(1)
2Q20
$1,641
$550
$1
$2
$1,049
$(1)
$40
2Q21

GAAP Reserves ($B)



$25.5
$6.9
$2.1
$0.6
$5.0
$7.6
$3.4
2Q20
$28.0
$7.8
$0.1
$2.5
$5.1
$9.0
$3.4
2Q21

■ SS ■ PRT ■ COLI/BOLI ■ HNW ■ SVW ■ GIC

2Q21 vs 2Q20 APTI reflects

Favorable impacts from:

- Equity markets resulting in higher alternative investment income, mainly due to private equity
- Base portfolio investment income arising from higher assets

Other Key Metrics

Favorable impacts from:

- Reserve growth over the past year driven by new PRT and GIC transactions

AIG

Definitions: SS = Structured Settlements | PRT = Pension Risk Transfer | COLI/BOLI = Corporate and Bank-owned Life Insurance | HNW = High Net Worth | SVW = Stable Value Wrap | GIC = Guaranteed Investment Contracts

12

Other Operations: APTL increased due in - part to the impact of Fortitude which was deconsolidated in 2Q20 Key Takeaways: ▪ 2Q21 APTL was $610M, including $94M of reductions from consolidation and eliminations, compared to APTL of $279M, including additions of $53M from consolidation and eliminations, in 2Q20. The increase in consolidation and eliminations APTL reflects the impact of consolidated investment entities, principally for fixed maturity securities and private equity ▪ Before consolidation and eliminations, the increase in APTL primarily reflects the impact of Fortitude, which was sold and deconsolidated in 2Q20 and had APTI of $96M in 2Q20. Additionally, 2Q21 results also includes net unfavorable PYD of $65M, primarily related to Blackboard and other run - off businesses, and increased incentive program accrual to reflect strong performance to date ($M) 2Q20 2Q21 Corporate and Other ($248) ($617) Asset Management (84) 101 Adjusted pre - tax loss before consolidation and eliminations ($332) ($516) Consolidation and eliminations: Consolidation and eliminations – consolidated investment entities 63 (87) Consolidation and eliminations – Other (10) (7) Total Consolidation and eliminations 53 (94) Adjusted pre - tax loss ($279) ($610) Impact of Fortitude APTI, included in Corporate and Other above $96 - APTL before consolidation and eliminations, excluding the impact of Fortitude ($428) ($516) 13

Financial flexibility remains strong with reduced debt and $7.2B of Parent liquidity at June 30, 2021; Total debt & preferred stock leverage of 27.0%

Capital Structure ($B)



$93.2
$1.6
$24.4
$8.9
$7.9
$49.1
$0.8
$0.5
Total Equity: $67.2
Total Equity: $66.9
$91.1
$1.6
$22.6
$6.9
$7.4
$51.4
$0.8
$0.5
Hybrids[1]
Financial Debt[1,2]
NCI
AOCI[3]
Preferred Equity
Tax Attribute DTA
Adjusted S/E
December 31, 2020
June 30, 2021

Ratios:	Dec. 31, 2020	June 30, 2021
Hybrids / Total capital	1.7%	1.7%
Financial debt / Total capital (incl. AOCI)	26.2%	24.8%
Total Hybrids & Financial debt / Total capital	27.9%	26.5%
Preferred stock / Total capital (incl. AOCI)	0.5%	0.5%
Total debt and preferred stock / Total capital (incl. AOCI)	28.4%	27.0%
Total debt and preferred stock / Total capital (ex. AOCI)[3*]	31.4%	29.3%

Risk Based Capital (RBC) Ratios[4]

Year	Life and Retirement Companies	General Insurance Companies
2020	433% (CAL)	460% (ACL)
2Q21 Estimated[5]	440% - 450% (CAL)	460% - 470% (ACL)
	Pending finalization of Statutory financials	

Credit Ratings[6]

	S&P	Moody's	Fitch	A.M. Best
AIG – Senior Debt	BBB+	Baa2	BBB+	NR
General Insurance – FSR	A+	A2	A	A
Life and Retirement – FSR	A+	A2	A+	A

* Refers to financial measure not calculated in accordance with generally accepted accounting principles (Non-GAAP); definitions and abbreviations of Non-GAAP measures and reconciliations to their closest GAAP measures can be found in this presentation under the heading Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations.

1) Hybrids and financial debt values include changes in foreign exchange.
2) Includes AIG notes, bonds, loans and mortgages payable, AIG Life Holdings, Inc. (AIGLH) notes and bonds payable and junior subordinated debt, and Validus notes and bonds payable.
3) December 31, 2020, AOCI is computed as GAAP AOCI of $13.5B excluding $4.7B of cumulative unrealized gains and losses related to Fortitude Re funds withheld assets; June 30, 2021 AOCI is computed as GAAP AOCI of $10.2B excluding $3.3B of cumulative unrealized gains and losses related to Fortitude Re funds withheld assets.
4) The inclusion of RBC measures is intended solely for the information of investors and is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. ACL is defined as Authorized Control Level and CAL is defined as Company Action Level. RBC ratio for Domestic Life and Retirement companies excludes holding company, AGC Life Insurance Company.
5) Preliminary range subject to change with completion of statutory closing process. Life and Retirement and General Insurance fleet RBC ratio expected to be negatively impacted by approximately 10 and 2 RBC points by year end, respectively due to the NAIC proposal to change bond and real estate RBC capital factors. This impact is not reflected in the estimate range shown above.
6) As of the date of this presentation: S&P Outlook: CreditWatch Negative, with the exception of the Life Insurance Companies, which is CreditWatch Developing; Moody's Outlook: Stable, with the exception of Life Insurance Companies, which is Negative; Fitch Outlook: Stable, Non-Life and Life Companies; Rating Watch Negative, AIG Sr. Debt; A.M. Best Outlook: Stable. For General Insurance companies FSR and Life and Retirement companies FSR, ratings only reflect those of the core insurance companies.

AIG

14

AIG 200: Continued execution of our global, multi-year initiative to achieve transformational change and $1B of progress on the GOE savings

General Insurance	1	The **Standard Commercial Underwriting Platform** will modernize global underwriting capabilities by simplifying processes and tools to create a contemporary data architecture
	2	Transform **Japan business** into a next-generation digital insurance company with the ability to offer "anywhere, anytime, any device" experience
	3	Improve decision-making in **Private Client Group** through modernizing legacy technology and moving to digitized workloads
Shared Services	4	Create **AIG Global Operations**, a multifunctional, fully integrated operating model with digitally enabled end-to-end process and increased scope and scale
Information Technology	5	Transform **IT operating model**
	6	Build a modern, scalable and secure **technology foundation** to improve operational stability and enable faster business technology deployment
Finance	7	Transform **Finance operating model**
	8	Modernize infrastructure through technology solutions and simplify **finance and actuarial processes**, while materially improving **analytics capabilities**
Procurement	9	Create a highly efficient **global procurement and sourcing organization** to leverage our purchasing power, maximize value, minimize risk, and support sustained profitable growth
Real Estate	10	**Optimize portfolio** to ensure it is cost effective, resilient and reflective of global footprint

AIG 200 Costs to Achieve and GOE Benefits

($M)	2020-2Q21 Actual	2Q21 Actual	Targets 2021E	Targets 2022E	Total	Comments
Investment / Costs to Achieve						
Capitalized assets, not in APTI initially	~$135	~$40	$200	$120	$400	Amortized / depreciated in GOE / APTI when IT or capital asset placed into service[1]
Restructuring and Other charges, offset by Gain on Sale, in Net Income	~$280	~$85	$300	$450	$900	Modest impact to APTI; primarily related to professional, IT and other restructuring fees, offset by gain on sale on divested entities
Total investment	~$415	~$125	$500	$570	$1,300	
Run-rate net GOE savings, cumulative[1]	~$550	~$550	$650	$1,000		Estimated exit run-rate savings will emerge over a period of time, which began in 2020, as a result of actions taken in the AIG 200 program
Net benefit to APTI	~$355	~$100				Estimated APTI benefit as a result of actions taken in the AIG 200 program

1) Targets assume estimated amortization / depreciation related to the capitalized assets of ~$10M-$15M and ~$25M-$30M for 2021 and 2022, respectively. Targets assume that the unamortized balance will be expensed at ~$50M per year from 2023-2027 and the remainder will trail off in the periods thereafter.

AIG

15

AIG’s corporate debt investment portfolio remains well diversified by industry sector; credit quality remains strong Note: Amounts shown for segments are before consolidation and eliminations. 1) Asset balances exclude Fortitude Re Funds Withheld Assets. 2) Excludes $14M of fixed maturity securities for which no NAIC designation is available. 3) Other Operations by industry sector breakout is not shown due to scale. Fixed Maturity Securities by NAIC Designation June 30, 2021 – $243.6B 1,2 Fair value of total Fixed Maturity securities increased 3.7% since March 31, 2021 $11.7 $27.5 $3.1 $2.2 $17.0 $2.0 $7.4 $4.2 $16.4 $3.3 $8.4 $1.8 $6.3 $1.8 $9.7 $1.0 $4.1 $3.8 $17.7 General Insurance Life and Retirement Other Operations Other Basic materials Energy Capital goods Consumer cyclical Consumer noncyclical Communications Utilities Financial institutions Corporate Debt by Industry Sector June 30, 2021 – $149.0B 1 $31.8 $114.4 16 3 NAIC 1 59% NAIC 2 33% NAIC 3 - 6 8%

17 Disclosures Related to AIG’s Partnership with Blackstone

The transactions with Blackstone generate new capital, provide flexibility on IPO timing and size, and utilize additional foreign tax credits (FTCs)

	Equity Stake in Life and Retirement	Separately Managed Account (SMA) Agreements	Affordable Housing Sale
Transaction	• Blackstone to acquire a 9.9% equity stake in Life and Retirement	• Subsidiaries of Life and Retirement will enter into a SMA agreement with Blackstone to perform certain investment management services	• Blackstone Real Estate Income Trust (BREIT) will purchase from SAFG Retirement Services, Inc. (and certain of its affiliates)
Consideration	• \$2.2B (1.1x target pro forma adjusted target book value of \$20.2B)	• Transfer of \$50B of existing Life and Retirement illiquid assets, which increases to \$92.5B over next the 6 years	• \$5.1B in cash, a portfolio of equity and debt interests in operating partnerships that own affordable housing properties
Approvals and Timing	• HSR approval and other customary closing conditions • Expected closing during 3Q21	• Expected closing during 3Q21	• Expected closing during 4Q21 subject to Blackstone's right to close earlier upon at least one month's prior notice to AIG
Strategic Rationale & Other	• Demonstrates commitment to IPO/separation and provides flexibility on timing and size of future IPO • Solidifies Blackstone as anchor investor and strategic partner through IPO process • Represents the single largest corporate investment the firm has made in its 35-year history • Blackstone will provide strategic insight with Jonathan Gray, President & COO joining Life and Retirement Board of Directors	• Engages "best in breed' asset manager for asset classes where Blackstone has demonstrated strong expertise • Provides opportunity for yield enhancement over time • Retains control by Life and Retirement over the asset allocation process including ratings and liquidity within each asset class • Requires prior approval from Life and Retirement for use of single investor structures • Establishes Life and Retirement as Blackstone's single largest client	• Divests assets no longer core to AIG's long-term investment strategy • Accelerates use of FTCs • Transfer stewardship of these assets going forward to a partner that has the right expertise and is committed to its stakeholders

AIG

18

19 Glossary of Non - GAAP Financial Measures and Non - GAAP Reconciliations

Glossary of Non-GAAP Financial Measures

Glossary of Non-GAAP

Throughout this presentation, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are "Non-GAAP financial measures" under Securities and Exchange Commission rules and regulations. GAAP is the acronym for generally accepted accounting principles in the United States. The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies. The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables or in the Second Quarter 2021 Financial Supplement available in the Investor Information section of AIG's website, www.aig.com.

We may use certain non-GAAP operating performance measures as forward-looking financial targets or projections. These financial targets or projections are provided based on management's estimates. The most directly comparable GAAP financial targets or projections would be heavily dependent upon results that are beyond management's control and the outcome of these items could be significantly different than management's estimates. Therefore, we do not provide quantitative reconciliations for these financial targets or projections as we cannot predict with accuracy future actual events (e.g., catastrophe losses) and impacts from changes in macro-economic market conditions, including the interest rate environment (e.g. net reserve discount change and returns on alternative investments).

We use the following operating performance measures because we believe they enhance the understanding of the underlying profitability of continuing operations and trends of our business segments. We believe they also allow for more meaningful comparisons with our insurance competitors. When we use these measures, reconciliations to the most comparable GAAP measure are provided on a consolidated basis.

- **Adjusted Pre-tax Income (APTI)** is derived by excluding the items set forth below from income from continuing operations before income tax. This definition is consistent across our segments. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that we believe to be common to the industry. APTI is a GAAP measure for our segments. Excluded items include the following:
  - changes in fair value of securities used to hedge guaranteed living benefits;
  - changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized gains and losses;
  - changes in the fair value of equity securities;
  - net investment income on Fortitude Re funds withheld assets held by AIG in support of Fortitude Re's reinsurance obligations to AIG post deconsolidation of Fortitude Re (Fortitude Re funds withheld assets);
  - following deconsolidation of Fortitude Re, net realized gains and losses on Fortitude Re funds withheld assets;
  - loss (gain) on extinguishment of debt;
  - all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Earned income on such economic hedges is reclassified from net realized gains and losses to specific APTI line items based on the economic risk being hedged (e.g. net investment income and interest credited to policyholder account balances);
  - income or loss from discontinued operations;
  - net loss reserve discount benefit (charge);
  - pension expense related to a one-time lump sum payment to former employees;
  - income and loss from divested businesses;
  - non-operating litigation reserves and settlements;
  - restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
  - the portion of favorable or unfavorable prior year reserve development for which we have ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain;
  - integration and transaction costs associated with acquiring or divesting businesses;
  - losses from the impairment of goodwill; and
  - non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles.

- **Adjusted After-tax Income attributable to AIG Common Shareholders (AATI)** is derived by excluding the tax effected adjusted pre-tax income (APTI) adjustments described above, dividends on preferred stock, and the following tax items from net income attributable to AIG:
  - deferred income tax valuation allowance releases and charges;
  - changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
  - net tax charge related to the enactment of the Tax Cuts and Jobs Act (Tax Act);

  and by excluding the net realized gains (losses) and other charges from noncontrolling interests.

AIG

20

Glossary of Non-GAAP Financial Measures

Glossary of Non-GAAP

- **Book Value per Common Share, Excluding Accumulated Other Comprehensive Income (AOCI) adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets and Deferred Tax Assets (DTA) (Adjusted Book Value per Common Share)** is used to show the amount of our net worth on a per-common share basis after eliminating items that can fluctuate significantly from period to period including changes in fair value of AIG's available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in these book value per common share metrics. Adjusted Book Value per Common Share is derived by dividing Total AIG common shareholders' equity, excluding AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets, and DTA **(Adjusted Common Shareholders' Equity)**, by total common shares outstanding.
- **Book Value per Common Share, Excluding Goodwill, Value of Business Acquired (VOBA), Value of Distribution Channel Acquired (VODA), Other Intangible Assets, AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets, and Deferred Tax Assets (DTA) (Adjusted Tangible Book Value per Common Share)** is used to provide more accurate measure of the realizable value of shareholder on a per-common share basis. Adjusted Tangible Book Value per Common Share is derived by dividing Total AIG common shareholders' equity, excluding intangible assets, AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets, and DTA **(Adjusted Tangible Common Shareholders' Equity)**, by total common shares outstanding.
- **AIG Return on Common Equity (ROCE) – Adjusted After-tax Income Excluding AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets and DTA (Adjusted Return on Common Equity)** is used to show the rate of return on common shareholders' equity. We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available for sale securities portfolio, foreign currency translation adjustments and U.S. tax attribute deferred tax assets. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available for sale securities portfolio wherein there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re. We exclude deferred tax assets representing U.S. tax attributes related to net operating loss carryforwards and foreign tax credits as they have not yet been utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As net operating loss carryforwards and foreign tax credits are utilized, the portion of the DTA utilized is included in Adjusted Return on Common Equity. Adjusted Return on Common Equity is derived by dividing actual or annualized adjusted after-tax income attributable to AIG common shareholders by average Adjusted Common Shareholders' Equity.
- **Life and Retirement Adjusted Segment Common Equity** is based on segment equity adjusted for the attribution of debt and preferred stock (Segment Common Equity) and is consistent with AIG's Adjusted Common Shareholders' Equity definition.
- **Life and Retirement Return on Adjusted Segment Common Equity – Adjusted After-tax Income (Return on Adjusted Segment Common Equity)** is used to show the rate of return on Adjusted Segment Common Equity. Return on Adjusted Segment Common Equity is derived by dividing actual or annualized Adjusted After-tax Income by Average Adjusted Segment Common Equity.
- **Adjusted After-tax Income Attributable to General Insurance and Life and Retirement** is derived by subtracting attributed interest expense, income tax expense and attributed dividends on preferred stock from APTI. Attributed debt and the related interest expense and dividends on preferred stock are calculated based on our internal allocation model. Tax expense or benefit is calculated based on an internal attribution methodology that considers among other things the taxing jurisdiction in which the segments conduct business, as well as the deductibility of expenses in those jurisdictions.
- **Adjusted Revenues** exclude Net realized gains (losses), income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes). Adjusted revenues is a GAAP measure for our segments.

AIG

21

Glossary of Non-GAAP Financial Measures

Glossary of Non-GAAP

- **Ratios:** We, along with most property and casualty insurance companies, use the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses (which for General Insurance excludes net loss reserve discount), and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. Our ratios are calculated using the relevant segment information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios.
- **Accident year loss and accident year combined ratios, as adjusted:** both the accident year loss and accident year combined ratios, as adjusted, exclude catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events having a net impact on AIG in excess of $10 million each and man-made catastrophe losses, such as terrorism and civil disorders that exceed the $10 million threshold. We believe that as adjusted ratios are meaningful measures of our underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management's control. We also exclude prior year development to provide transparency related to current accident year results.

  Underwriting ratios are computed as follows:

  a) Loss ratio = Loss and loss adjustment expenses incurred ÷ Net premiums earned (NPE)

  b) Acquisition ratio = Total acquisition expenses ÷ NPE

  c) General operating expense ratio = General operating expenses ÷ NPE

  d) Expense ratio = Acquisition ratio + General operating expense ratio

  e) Combined ratio = Loss ratio + Expense ratio

  f) Catastrophe losses (CATs) and reinstatement premiums = [Loss and loss adjustment expenses incurred – (CATs)] ÷ [NPE +/(-) CYRIPs] – Loss ratio

  g) Accident year loss ratio, as adjusted (AYLR) = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes (CYRIPs) +/(-) RIPs related to prior year catastrophes (PYRIPs) + (Additional) returned premium related to PYD on loss sensitive business ((AP)RP) + Adjustment for ceded premiums under reinsurance contracts related to prior accident years]

  h) Accident year combined ratio, as adjusted = AYLR + Expense ratio

  i) Prior year development net of (additional) return premium related to PYD on loss sensitive business = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) CYRIPs +/(-) PYRIPs + (AP)RP] – Loss ratio – CAT ratio
- **Premiums and deposits:** includes direct and assumed amounts received and earned on traditional life insurance policies, group benefit policies and life-contingent payout annuities, as well as deposits received on universal life, investment-type annuity contracts, Federal Home Loan Bank (FHLB) funding agreements and mutual funds.

Results from discontinued operations are excluded from all of these measures.

AIG

22

Non-GAAP Reconciliations
Adjusted Pre-tax and After-tax Income - Consolidated

(in millions)	Quarterly	
	2Q20	2Q21
Pre-tax income (loss) from continuing operations	$ (9,661)	$ 147
Adjustments to arrive at Adjusted pre-tax income		
Changes in fair value of securities used to hedge guaranteed living benefits	(16)	(13)
Changes in benefit reserves and DAC, VOBA and SIA related to net realized gains (losses)	(255)	(120)
Changes in the fair value of equity securities	(56)	13
Loss on extinguishment of debt	-	106
Net investment income on Fortitude Re funds withheld assets	(116)	(507)
Net realized gains on Fortitude Re funds withheld assets	(96)	(173)
Net realized losses on Fortitude Re funds withheld embedded derivative	837	2,056
Net realized losses (a)	1,607	59
Loss from divested businesses	8,412	1
Favorable prior year development and related amortization changes ceded under retroactive reinsurance agreements	(33)	(65)
Net loss reserve discount charge	16	22
Integration and transaction costs associated with acquiring or divesting businesses	4	35
Restructuring and other costs	134	126
Non-recurring costs related to regulatory or accounting changes	14	21
Adjusted pre-tax income	$ 791	$ 1,708

AIG

(a) Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication and net realized gains and losses on Fortitude Re funds withheld assets.

23

Non-GAAP Reconciliations

Adjusted Pre-tax and After-tax Income - Consolidated

(in millions)	Quarterly 2Q20	Quarterly 2Q21
After-tax net income (loss), including noncontrolling interests	$ (7,766)	$ 150
Noncontrolling interests (income) loss	(162)	(51)
Net income (loss) attributable to AIG	$ (7,928)	$ 99
Dividends on preferred stock	8	8
Net income (loss) attributable to AIG common shareholders	$ (7,936)	$ 91
Adjustments to arrive at Adjusted after-tax income (amounts net of tax, at U.S. statutory tax rate for each respective period, except where noted):		
Changes in uncertain tax positions and other tax adjustments	206	35
Deferred income tax valuation allowance releases	(183)	(25)
Changes in fair value of securities used to hedge guaranteed living benefits	(12)	(11)
Changes in benefit reserves and DAC, VOBA and SIA related to net realized gains (losses)	(202)	(95)
Changes in the fair value of equity securities	(44)	10
Loss on extinguishment of debt	-	83
Net investment income on Fortitude Re funds withheld assets	(92)	(400)
Net realized gains on Fortitude Re funds withheld assets	(76)	(136)
Net realized losses on Fortitude Re funds withheld embedded derivative	661	1,625
Net realized losses (a)(b)	1,240	42
Loss from discontinued operations and divested businesses (b)	6,756	1
Favorable prior year development and related amortization changes ceded under retroactive reinsurance agreements	(26)	(51)
Net loss reserve discount charge	13	17
Integration and transaction costs associated with acquiring or divesting Businesses	3	28
Restructuring and other costs	106	100
Non-recurring costs related to regulatory or accounting changes	11	17
Noncontrolling interests primarily related to net realized gains of Fortitude Holdings' standalone results (c)	136	-
Adjusted after-tax income attributable to AIG common shareholders	$ 561	$ 1,331
Weighted average diluted shares outstanding (d)	867.0	872.9
Income (loss) per common share attributable to AIG common shareholders (diluted) (d)	$ (9.15)	$ 0.11
Adjusted after-tax income per common share attributable to AIG common shareholders (diluted)	0.64	1.52

(a) Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication and net realized gains and losses on Fortitude Re funds withheld assets.

(b) Includes the impact of non-U.S. tax rates which differ from the applicable U.S. statutory tax rate and tax-only adjustments.

(c) Prior to June 2, 2020, noncontrolling interests was primarily due to the 19.9 percent investment in Fortitude by an affiliate of The Carlyle Group L.P. (Carlyle), which occurred in the fourth quarter of 2018. Carlyle was allocated 19.9 percent of Fortitude Holdings' standalone financial results through the June 2, 2020 closing date of the Majority Interest Fortitude Sale. Fortitude Holdings' results were mostly eliminated in AIG's consolidated income from continuing operations given that its results arose from intercompany transactions. Noncontrolling interests was calculated based on the standalone financial results of Fortitude Holdings. The most significant component of Fortitude Holdings' standalone results was the change in fair value of the embedded derivatives which changes with movements in interest rates and credit spreads, and which was recorded in net realized gains and losses of Fortitude Holdings. In accordance with AIG's adjusted after-tax income definition, realized gains and losses are excluded from noncontrolling interests. Subsequent to the Majority Interest Fortitude Sale, AIG owns 3.5 percent of Fortitude Holdings and no longer consolidates Fortitude Holdings in its financial statements as of such date. The minority interest in Fortitude Holdings is carried at cost within AIG's Other invested assets, which was $100 million as of June 30, 2021.

(d) Because we reported a net loss attributable to AIG common shareholders for the three months ended June 30, 2020, all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts.

AIG

24

Non-GAAP Reconciliations

Book Value Per Common Share

(in millions, except per common share data)	As of June 30, 2020	As of June 30, 2021	December 31, 2020
Book Value Per Common Share			
Total AIG shareholders' equity	$ 62,234	$ 66,083	$ 66,362
Less: Preferred equity	485	485	485
Total AIG common shareholders' equity (a)	61,749	65,598	65,877
Less: Accumulated other comprehensive income (AOCI)	9,169	10,209	13,511
Add: Cumulative unrealized gains and losses related to Fortitude Re Funds Withheld Assets	4,215	3,341	4,657
Less: Deferred tax assets (DTA)*	8,643	7,374	7,907
Total adjusted common shareholders' equity (b)	$ 48,152	$ 51,356	$ 49,116
Total common shares outstanding (c)	861.4	854.9	861.6
Book value per common share (a÷c)	$ 71.68	$ 76.73	$ 76.46
Adjusted book value per common share (b÷c)	55.90	60.07	57.01

(in millions, except per common share data)	As of June 30, 2020	As of June 30, 2021	December 31, 2020
Tangible Book Value Per Common Share			
Total AIG common shareholders' equity (a)	$ 61,749	$ 65,598	$ 65,877
Less Intangible Assets:			
Goodwill	3,983	4,083	4,074
Value of business acquired	121	121	126
Value of distribution channel acquired	517	477	497
Other intangibles	323	305	319
Total intangibles assets	4,944	4,986	5,016
Less: Accumulated other comprehensive income (AOCI)	9,169	10,209	13,511
Add: Cumulative unrealized gains and losses related to Fortitude Re Funds Withheld Assets	4,215	3,341	4,657
Less: Deferred tax assets (DTA)*	8,643	7,374	7,907
Total adjusted tangible common shareholders' equity (b)	$ 43,208	$ 46,370	$ 44,100
Total common shares outstanding (c)	861.4	854.9	861.6
Adjusted tangible book value per common share (b÷c)	$ 50.16	$ 54.24	$ 51.18

Return on Common Equity

(in millions)	Quarterly 2Q20	Quarterly 2Q21
Return On Common Equity Computations		
Actual or Annualized net income (loss) attributable to AIG common shareholders (a)	$ (31,744)	$ 364
Actual or Annualized adjusted after-tax income attributable to AIG common shareholders (b)	$ 2,244	$ 5,324
Average AIG Common Shareholders' equity (c)	$ 60,719	$ 63,896
Less: Average AOCI	4,088	8,338
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	2,108	2,794
Less: Average DTA*	8,589	7,457
Average adjusted common shareholders' equity (d)	$ 50,150	$ 50,895
ROCE (a÷c)	NM**	0.6%
Adjusted return on common equity (b÷d)	4.5%	10.5%

Life and Retirement (in millions)	Quarterly 2Q20	Quarterly 2Q21
Adjusted pre-tax income	$ 895	$ 1,124
Interest expense on attributed financial debt	68	74
Adjusted pre-tax income including attributed interest expense	827	1,050
Income tax expense	165	211
Adjusted after-tax income	$ 662	$ 839
Dividends declared on preferred stock	2	2
Adjusted after-tax income attributable to common shareholders (a)	$ 660	$ 837
Ending adjusted segment common equity	$ 19,101	$ 20,689
Average adjusted segment common equity (b)	19,625	20,458
Return on adjusted segment common equity (a÷b)	13.5 %	16.4 %
Total segment shareholder's equity	$ 26,712	$ 29,558
Less: Preferred equity	127	139
Total segment common equity	26,585	29,419
Less: Accumulated other comprehensive income (AOCI)	11,332	11,860
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	3,848	3,130
Total adjusted segment common equity	$ 19,101	$ 20,689

* Represents deferred tax assets only related to U.S. net operating loss and foreign tax credit carryforwards on a U.S. GAAP basis and excludes other balance sheet deferred tax assets and liabilities.

AIG

25

Non-GAAP Reconciliations

Accident Year Loss Ratio, as adjusted, and Accident Year Combined Ratio, as adjusted

General Insurance

	Quarterly		
	2Q18	2Q20	2Q21
Loss ratio	65.7	72.6	61.3
Catastrophe losses and reinstatement premiums	(2.3)	(11.9)	(2.1)
Prior year development	0.8	0.8	0.7
Adjustments for ceded premium under reinsurance contracts and other	1.2	-	-
Accident year loss ratio, as adjusted	65.4	61.5	59.9
Acquisition ratio	21.1	20.0	19.1
General operating expense ratio	14.5	13.4	12.1
Expense ratio	35.6	33.4	31.2
Combined ratio	101.3	106.0	92.5
Accident year combined ratio, as adjusted	101.0	94.9	91.1

General Insurance - North America

	Quarterly	
	2Q20	2Q21
Loss ratio	89.7	67.4
Catastrophe losses and reinstatement premiums	(20.2)	(2.9)
Prior year development	1.0	1.6
Accident year loss ratio, as adjusted	70.5	66.1
Acquisition ratio	16.1	15.7
General operating expense ratio	12.0	10.6
Expense ratio	28.1	26.3
Combined ratio	117.8	93.7
Accident year combined ratio, as adjusted	98.6	92.4

General Insurance - North America - Commercial Lines

	Quarterly	
	2Q20	2Q21
Loss ratio	94.1	68.8
Catastrophe losses and reinstatement premiums	(23.4)	(2.9)
Prior year development	1.4	1.1
Accident year loss ratio, as adjusted	72.1	67.0
Acquisition ratio	14.1	15.1
General operating expense ratio	11.2	9.1
Expense ratio	25.3	24.2
Combined ratio	119.4	93.0
Accident year combined ratio, as adjusted	97.4	91.2

General Insurance - North America - Personal Insurance

	Quarterly	
	2Q20	2Q21
Loss ratio	65.6	58.9
Catastrophe losses and reinstatement premiums	(2.6)	(3.0)
Prior year development	(1.3)	5.0
Accident year loss ratio, as adjusted	61.7	60.9
Acquisition ratio	26.7	19.3
General operating expense ratio	16.4	19.9
Expense ratio	43.1	39.2
Combined ratio	108.7	98.1
Accident year combined ratio, as adjusted	104.8	100.1

AIG

26

27 Non - GAAP Reconciliations Accident Year Loss Ratio, as adjusted, and Accident Year Combined Ratio, as adjusted General Insurance - International - Commercial Lines Quarterly 2Q20 2Q21 Loss ratio 66.1 57.8 Catastrophe losses and reinstatement premiums (11.4) (1.4) Prior year development 2.5 (0.4) Accident year loss ratio, as adjusted 57.2 56.0 Acquisition ratio 19.3 18.6 General operating expense ratio 14.1 12.3 Expense ratio 33.4 30.9 Combined ratio 99.5 88.7 Accident year combined ratio, as adjusted 90.6 86.9 General Insurance - International Quarterly 2Q20 2Q21 Loss ratio 59.7 56.7 Catastrophe losses and reinstatement premiums (5.7) (1.5) Prior year development 0.7 (0.1) Accident year loss ratio, as adjusted 54.7 55.1 Acquisition ratio 23.0 21.8 General operating expense ratio 14.4 13.3 Expense ratio 37.4 35.1 Combined ratio 97.1 91.8 Accident year combined ratio, as adjusted 92.1 90.2 General Insurance - International - Personal Insurance Quarterly 2Q20 2Q21 Loss ratio 52.9 55.2 Catastrophe losses and reinstatement premiums 0.4 (1.6) Prior year development (1.2) 0.4 Accident year loss ratio, as adjusted 52.1 54.0 Acquisition ratio 26.8 25.6 General operating expense ratio 14.6 14.4 Expense ratio 41.4 40.0 Combined ratio 94.3 95.2 Accident year combined ratio, as adjusted 93.5 94.0 General Insurance - Global Commercial Lines Quarterly 2Q20 2Q21 Loss ratio 81.6 63.8 Catastrophe losses and reinstatement premiums (18.1) (2.2) Prior year development 1.9 0.4 Accident year loss ratio, as adjusted 65.4 62.0 Acquisition ratio 16.4 16.7 General operating expense ratio 12.5 10.6 Expense ratio 28.9 27.3 Combined ratio 110.5 91.1 Accident year combined ratio, as adjusted 94.3 89.3

Non-GAAP Reconciliations

Net Premiums Written – Change in Constant Dollar

General Insurance	General Insurance 2Q21	North America - Commercial Lines 2Q21	International - Commercial Lines 2Q21	International - Personal Insurance 2Q21	Global - Commercial Lines 2Q21	Global - Personal Insurance 2Q21
Foreign exchange effect on worldwide premiums:						
Change in net premiums written						
Increase (decrease) in original currency	20 %	15 %	10 %	(2) %	13 %	41 %
Foreign exchange effect	4	-	7	3	3	4
Increase (decrease) as reported in U.S. dollars	24 %	15 %	17 %	1 %	16 %	45 %

Reconciliation of Net Investment Income

(in millions)	Quarterly 2Q20	Quarterly 2Q21
Net investment income per Consolidated Statements of Operations	$ 3,366	$ 3,675
Changes in fair value of securities used to hedge guaranteed living benefits	(14)	(13)
Changes in the fair value of equity securities	(56)	13
Net investment income on Fortitude Re funds withheld assets	(116)	(507)
Net realized gains related to economic hedges and other	18	14
Total Net investment income - APTI Basis	$ 3,198	$ 3,182
Add: Investment expenses	139	105
AIG investment income, APTI basis	$ 3,337	$ 3,287
Net realized gains related to economic hedges and other	(18)	(14)
Gross investment income, APTI basis	$ 3,319	$ 3,273
Less: Impact of Fortitude Re prior to deconsolidation	(378)	-
Gross investment income, APTI basis, excluding the impact of Fortitude Re for all periods, including periods prior to deconsolidation	$ 2,941	$ 3,273
Total Net investment income - APTI Basis	$ 3,198	$ 3,182
Less: Impact of Fortitude Re prior to deconsolidation	(378)	-
Total Net investment income - APTI Basis, excluding the impact of Fortitude Re for all periods, including periods prior to deconsolidation	$ 2,820	$ 3,182

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28

Non-GAAP Reconciliations
Premiums

(in millions)

	Quarterly 2Q20	Quarterly 2Q21	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021
Individual Retirement:				
Premiums	$ 38	$ 32	$ 79	$ 57
Deposits	1,759	3,949	4,838	7,298
Other	(3)	(3)	(7)	(4)
Premiums and deposits	$ 1,794	$ 3,978	$ 4,910	$ 7,351
Individual Retirement (Fixed Annuities):				
Premiums	$ 39	$ 32	$ 80	$ 57
Deposits	362	909	978	1,524
Other	(14)	(3)	(24)	(5)
Premiums and deposits	$ 387	$ 938	$ 1,034	$ 1,576
Individual Retirement (Variable Annuities):				
Premiums	$ (1)	$ -	$ (1)	$ -
Deposits	532	1,427	1,385	2,624
Other	11	-	17	1
Premiums and deposits	$ 542	$ 1,427	$ 1,401	$ 2,625
Individual Retirement (Index Annuities):				
Premiums	$ -	$ -	$ -	$ -
Deposits	680	1,514	2,026	2,902
Other	-	-	-	-
Premiums and deposits	$ 680	$ 1,514	$ 2,026	$ 2,902
Individual Retirement (Retail Mutual Funds):				
Premiums	$ -	$ -	$ -	$ -
Deposits	185	99	449	248
Other	-	-	-	-
Premiums and deposits	$ 185	$ 99	$ 449	$ 248
Group Retirement:				
Premiums	$ 3	$ 4	$ 9	$ 8
Deposits	1,667	2,251	3,516	4,065
Other	-	-	-	-
Premiums and deposits	$ 1,670	$ 2,255	$ 3,525	$ 4,073
Life Insurance:				
Premiums	$ 491	$ 532	$ 954	$ 1,064
Deposits	421	409	824	806
Other	207	220	403	422
Premiums and deposits	$ 1,119	$ 1,161	$ 2,181	$ 2,292
Institutional Markets:				
Premiums	$ 1,090	$ 1,077	$ 1,847	$ 1,116
Deposits	39	559	250	593
Other	6	5	14	12
Premiums and deposits	$ 1,135	$ 1,641	$ 2,111	$ 1,721
Total Life and Retirement:				
Premiums	$ 1,622	$ 1,645	$ 2,889	$ 2,245
Deposits	3,886	7,168	9,428	12,762
Other	210	222	410	430
Premiums and deposits	$ 5,718	$ 9,035	$ 12,727	$ 15,437

AIG

29